EXECUTION VERSION

EXHIBIT 4.191

AMENDMENT NO. 2

TO

SERIES 2006-1 SUPPLEMENT

dated as of May 23, 2007

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

a New York banking corporation,

as Trustee

AMENDMENT NO. 2

TO SERIES 2006-1 SUPPLEMENT

This Amendment No. 2 to Series 2006-1 Supplement dated as of May 23, 2007 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997, and as amended and restated by the Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”); and

B.        RCFC and the Trustee entered into that certain Series 2006-1 Supplement dated as of March 28, 2006, as amended by Amendment No. 1 to Series 2006-1 Supplement dated as of February 14, 2007 (the “Series 2006-1 Supplement”); and

C.        The Parties wish to amend and supplement the Series 2006-1 Supplement as provided herein pursuant to Section 8.7 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.           Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2006-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.	Amendment. The Series 2006-1 Supplement is hereby amended as follows:

(a)       By deleting in its entirety the definition of “Maximum Non-Program Percentage” referenced in Section 2.1(b) and replacing it with the following:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of sixty percent (60%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, sixty percent (60%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and prior written consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.”

(b)       By deleting in its entirety the definition of “Maximum Vehicle Lease Term” referenced in Section 2.1(b).

(c)       By deleting in its entirety Section 5.1(l) and replacing it with the following:

“(l)      the Issuer shall fail to notify either the Trustee or the Series 2006-1 Insurer of the occurrence of any of the events described in clauses (a) through (k) above or clause (m) below (after any applicable grace period) within two (2) Business Days after obtaining actual knowledge thereof;”

(d)       By deleting in its entirety footnote 1 in Schedule 1 to the Series 2006-1 Supplement in its entirety and replacing it with the following:

“The combined percentage of Group IV Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of sixty percent (60%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) and at all other times, sixty percent (60%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.”

(e)	By adding at the end of clause (b) of Section 8.7 the following:

“; provided that, any such amendment or modification of the definitions of “Maximum Non-Program Percentage” and “Maximum Manufacturer Percentage” shall also require the consent of the Series 2006-1 Letter of Credit Provider.”

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2006-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2006-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2006-1 Supplement specifically referred to herein and any references in the Series 2006-1 Supplement to the provisions of the Series 2006-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

By: __________________________

Pamela S. Peck
Vice President and Treasurer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By: __________________________
Name: ____________________
Title: ____________________

By: __________________________
Name: ____________________
Title: ____________________

The foregoing Amendment is hereby consented

and accepted as of the date first above written.

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK

BRANCH, as Enhancement Provider

By:_____________________________________

Name:

Title:

By:_____________________________________

Name:

Title:

AMBAC ASSURANCE CORPORATION,

as Series 2006-1 Insurer

By:_____________________________________

Name:

Title:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

as Master Servicer and Guarantor

By: _____________________________________

Name: Pamela S. Peck

Title: Vice President and Treasurer